Consent of Independent Accountants


We have issued our report dated September 10, 1999 accompanying the consolidated financial statements of Cuisine Solutions, Inc. and subsidiaries appearing in the 1999 Annual Report of the Company to its shareholders and accompanying the schedules included in the Annual Report on Form 10-K for the year ended June 26, 1999 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

                                            /s/ Grant Thornton LLP

Vienna, Virginia
December 1, 1999